Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-220949 on Form S-8 and Registration Statement No. 333-227641 on Form S-3 of our report dated March 28, 2018, relating to the combined financial statements of Caesars Entertainment Outdoor appearing in this Annual Report on Form 10-K of VICI Properties Inc. and subsidiaries for the year ended December 31, 2019.

/s/ Deloitte & Touche LLP

New York, New York
February 20, 2020